SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 7, 2011 (February 4, 2011)

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2011, the Registrant entered into Memorandum of Agreement with Moser Baer Technologies, Inc. (MBT).  Under the Memorandum of Agreement, the Registrant agreed to enter into various agreements with MBT, including a License Agreement, a Commercial Material Supply Agreement and a Technical Cooperation Agreement.

Under the License Agreement, MBT will be granted a non-exclusive license under patents and know-how owned or controlled by the Registrant to make and sell specified organic light emitting device (OLED) lighting products.  Under the Commercial Material Supply Agreement, the Registrant will sell certain of its proprietary OLED materials to MBT for the manufacture of licensed OLED lighting products.  Under the Technical Cooperation Agreement, the Registrant will engage in a five-year program with MBT to support MBT’s manufacture of white phosphorescent OLED lighting products.

MBT will pay the Registrant license fees and running royalties on its sales of licensed products under the License Agreement, and fees for the Registrant’s program work under the Technical Cooperation Agreement.  MBT will also pay the Registrant for OLED materials purchased under the Commercial Material Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      UNIVERSAL DISPLAY CORPORATION

Dated: February 7, 2011	By: /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary